                                                                  Exhibit (9)(c)


                   ADDENDUM NO. 2 TO ADMINISTRATION AGREEMENT
                   ------------------------------------------


                  This Addendum, dated as of March 1, 1995, is entered into between THE ARCH FUND, INC. (the "Fund"), a Maryland corporation, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation formerly known as The Winsbury Service Corporation.

                  WHEREAS, the Fund and BISYS have entered into an Administration Agreement dated as of October 1, 1993 as amended March 15, 1994 (the "Administration Agreement"), pursuant to which the Fund appointed BISYS to act as Administrator for the Fund's ARCH Money Market, Treasury Money Market, Growth & Income Equity, Emerging Growth, Government & Corporate Bond, U.S. Government Securities, Balanced and International Equity Portfolios;

                  WHEREAS, Section 10 of the Administration Agreement provides that no provision of the Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought; and

                  WHEREAS, the Fund has notified BISYS that it has established a new class of shares, namely, Class C - Special Series 3, Class D - Special Series 3, Class E - Special Series 3, Class F - Special Series 3, Class G - Special Series 3, and Class H - Special Series 3 shares (collectively, "Investor B shares") in each of the ARCH Growth & Income Equity, Emerging Growth, Government & Corporate Bond, U.S. Government Securities, Balanced and International Equity Portfolios, respectively.

                  NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. TERMS. From and after the date hereof, the term "shares" as used in the Administration Agreement shall be deemed to include the Investor B shares. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Administration Agreement.

                  2. APPENDIX A. Appendix A to the Administration Agreement is hereby supplemented to read as set forth in Appendix A attached hereto.

                  3. MISCELLANEOUS. Except to the extent supplemented hereby, the Administration Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

                  IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                                  THE ARCH FUND, INC.



                                                  By:/s/ Jerry V. Woodham
                                                     -------------------------
                                                      Jerry V. Woodham
                                                      President



                                                  BISYS FUND SERVICES OHIO, INC.



                                                  By: /s/ Stephen G. Mintos
                                                      ------------------------
                                                      Stephen G. Mintos
                                                      Executive Vice President

                                   APPENDIX A
                                     to the
                            ADMINISTRATION AGREEMENT
                                     between
                               THE ARCH FUND, INC.
                                       and
                    BISYS FUND SERVICES OHIO, INC. (formerly
                   known as The Winsbury Service Corporation)



Money Market Portfolio (Trust Shares, Investor A Shares and
Institutional Shares)

Treasury Money Market Portfolio (Trust Shares, Investor A Shares and Institutional Shares)

Growth & Income Equity Portfolio (Trust Shares, Investor A
Shares, Institutional and Investor B Shares)

Emerging Growth Portfolio (Trust Shares, Investor A Shares,
Institutional and Investor B Shares)

Government & Corporate Bond Portfolio (Trust Shares, Investor A
Shares, Institutional and Investor B Shares)

U.S. Government Securities Portfolio (Trust Shares, Investor A
Shares, Institutional and Investor B Shares)

Balanced Portfolio (Trust Shares, Investor A Shares,
Institutional and Investor B Shares)

International Equity Portfolio (Trust Shares, Investor A Shares,
Institutional and Investor B Shares)




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